Exhibit 10.2

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE SUPPORT EFFECTIVE DATE ON THE TERMS DESCRIBED IN THIS AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES TO THIS AGREEMENT.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, including the exhibits hereto, this “Agreement”), dated as of October 30, 2023, is entered into by and among:

(a)            ED Umbrella Holdings, LLC (the “Plan Sponsor” or “EDUH”);

(b)            (i) Sunlight Financial Holdings Inc., a Delaware corporation (“Holdings”); (ii) SL Financial Holdings Inc., a Delaware corporation (“SL Financial Holdings”; (iii) SL Financial Investor I LLC, a Delaware limited liability company (“SL Financial I”); (iv) SL Financial Investor II LLC, a Delaware limited liability company (“SL Financial II”); and (v) Sunlight Financial LLC, a Delaware limited liability company (“Sunlight” and, collectively with Holdings, SL Financial Holdings, SL Financial I, and SL Financial II, the “Company” or the “Debtors”);

(c)            Cross River Bank, a New Jersey state-chartered bank (“CRB” and, together with its respective successors and permitted assigns, the “Consenting Creditor”) as holder of (i) outstanding first lien secured debt obligations under that certain Loan and Security Agreement, dated as of April 25, 2023 (as amended by the Omnibus Waiver and Amendment to Loan and Security Agreement and Loan Program Agreements, dated as of September 12, 2023 (the “Waiver and Amendment”), and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and between Sunlight, as borrower, and SL Financial Holdings, as guarantor, and CRB, (ii) outstanding obligations under that certain Second Amended and Restated Loan Program Agreement, dated as of April 25, 2023 (as amended by the Waiver and Amendment, and as further amended, modified, or otherwise supplemented from time to time, the “Solar Loan Program Agreement”), by and among Sunlight, SL Financial Holdings, as guarantor, and CRB, (iii) outstanding obligations under that certain Second Amended and Restated Loan Sale Agreement, dated as of April 25, 2023 (as amended, modified, or otherwise supplemented from time to time, the “Solar Loan Sale Agreement” and, together with the Solar Loan Program Agreement, the “Solar Program Agreements”), by and between Sunlight, for itself and on behalf of any purchaser executing a purchaser joinder agreement thereunder, and CRB, (iv) outstanding obligations under that certain Amended and Restated Home Improvement Loan Program Agreement, dated as of April 25, 2023, by and among Sunlight, SL Financial Holdings, as guarantor, and CRB (as amended by the Waiver and Amendment, and as further amended, modified, or otherwise supplemented from time to time, the “HI Loan Program Agreement”), and (v) outstanding obligations under that certain Amended and Restated Home Improvement Loan Sale Agreement dated as of April 25, 2023 (as amended, modified, or otherwise supplemented from time to time, the “HI Loan Sale Agreement” and, together with the HI Loan Program Agreement, the “HI Program Agreements” and, the HI Program Agreements collectively with the Solar Program Agreements, the “Loan Program Agreements”), by and between Sunlight, for itself or on behalf of any purchaser executing a purchaser joinder agreement thereunder, and CRB; and

(d)            the undersigned holders of Holding’s Class A common stock (the “Class A Common Stock”) and the Tax Benefit Payment pursuant to the Tax Receivable Agreement (such holders, the “Consenting Equity Holders” and, together with the Consenting Creditor and the Plan Sponsor, the “Consenting Parties”).

The Plan Sponsor, the Company, the Consenting Creditor, the Consenting Equity Holders, and any subsequent Person that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them, as applicable, in the Prepackaged Plan (as defined below) attached hereto as Exhibit B.

When a reference is made in this Agreement to a section, exhibit, or schedule, such reference shall be to a section, exhibit, or schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (i) words using the singular or plural number also include the plural or singular number, respectively, (ii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement, including all exhibits to this Agreement, (iii) the words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (iv) the word “or” shall not be exclusive and shall be read to mean “and/or.” The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. With respect to any Milestone (as defined below) or other reference of time herein, if the last day of such period falls on a Saturday, Sunday, or a “legal holiday,” as defined in Rule 9006(a) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), such Milestone or other reference of time shall be extended to the next such day that is not a Saturday, Sunday, or a “legal holiday,” as defined in Bankruptcy Rule 9006(a); provided that the Debtors, the Consenting Creditor, and the Plan Sponsor mutually agree to reasonably extend any Milestone with respect to a hearing date to an agreed upon date if such Milestone cannot be met solely due to the availability of the Bankruptcy Court (as defined below).

RECITALS

WHEREAS, the Parties have negotiated in good faith at arm’s length and agreed to enter into certain restructuring transactions reflected in the Prepackaged Plan (the “Restructuring Transactions”), which is to be implemented through a joint prepackaged plan of reorganization (as may be amended or modified from time to time, the “Prepackaged Plan”), a solicitation of votes thereon (the “Solicitation”) pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), and the commencement by the Company of voluntary cases (the “Chapter 11 Cases”) under the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, pursuant to the Loan and Security Agreement, CRB is owed the aggregate principal amount outstanding of $109,856,512, which amount consists of (i) [TEXT REDACTED] in Tranche 1 Term Loans (as defined in the Loan and Security Agreement), and (ii) [TEXT REDACTED] in Tranche 2 Term Loans (as defined in the Loan and Security Agreement), both of which are secured by a first lien perfected security interest in the Collateral (as defined in the Loan and Security Agreement) of Sunlight, subject to customary exclusions set forth in the applicable Loan Documents (as defined in the Loan and Security Agreement);

WHEREAS, the aggregate amount of fees and other payment obligations owing by Sunlight under the Solar Program Agreements is [TEXT REDACTED], which principal amount includes consists of: (a) [TEXT REDACTED] in Monthly Fees (as defined in the Solar Loan Program Agreement), (b) [TEXT REDACTED] in repurchase obligations (as defined in the Solar Loan Program Agreement), (c) [TEXT REDACTED] in Monthly Fees (as defined in the HI Program Agreement), and (d) [TEXT REDACTED] in repurchase obligations (as defined in the HI Program Agreement);

WHEREAS, the aggregate amount of Additional Advances owing by the Company to CRB under the Additional Advances Agreement is $4,391,415;

WHEREAS, on October 30, 2023, the Consenting Creditor and the Company executed the Additional Advances Agreement;

WHEREAS, on October 30, 2023, Sunlight, the TRA Holders, and the TRA Agent executed the TRA Amendment;

WHEREAS, on October 30, 2023, the Consenting Creditor delivered the Recharacterization Notice to the Company;

WHEREAS, as of the date hereof, the Consenting Parties are the holders of outstanding shares of Class A Common Stock, and the Consenting Equity Holders collectively (i) constitute the Supermajority TRA Holders and (ii) are entitled to [TEXT REDACTED] of any Tax Benefit Payment pursuant to the TRA Payment Schedule in the aggregate, each as set forth underneath each such Consenting Equity Holder’s name on the signature page hereto;

WHEREAS, as of the date hereof, the Consenting Creditor holds 100% of the outstanding principal obligations under the Loan and Security Agreement and the Loan Program Agreements (such outstanding principal obligations owed collectively under these agreements, the “CRB Secured Claims”); and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters set forth in the Prepackaged Plan and this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

(a)            “Additional Advances” has the meaning set forth in the Prepackaged Plan.

(b)            “Additional Advances Agreement” has the meaning set forth in the Prepackaged Plan.

(c)            “Affiliate” has the meaning set forth in the Prepackaged Plan.

(d)            “Alternative Restructuring” means any proposal, offer, bid, term sheet, or agreement (in each case whether oral or written) with respect to any (i) direct or indirect issuance, acquisition, purchase, sale, or transfer of any debt or equity securities or right or interest therein, (ii) recapitalization, financing, refinancing, restructuring, bankruptcy, merger, consolidation, sale of all or material portion of assets outside the ordinary course of business, liquidation, dissolution, or similar action or transaction, or (iii) other action, transaction, or agreement, in each case, that is an alternative to the Restructuring Transactions and the Prepackaged Plan.

(e)            “Amended and Restated Loan and Security Agreement” has the meaning set forth in the Prepackaged Plan.

(f)            “Amended and Restated Loan Program Agreements” has the meaning set forth in the Prepackaged Plan.

(g)            “Amended CRB Agreements” has the meaning set forth in the Prepackaged Plan.

(h)            “Bankruptcy Code” has the meaning set forth in the Prepackaged Plan.

(i)            “Bankruptcy Court” has the meaning set forth in the Prepackaged Plan.

(j)            “Bankruptcy Rules” has the meaning set forth in the Prepackaged Plan.

(k)            “Breach Notice” has the meaning set forth in the Prepackaged Plan.

(l)            “Business Day” has the meaning set forth in the Prepackaged Plan.

(m)            “Buyer” has the meaning set forth in the Investment Agreement.

(n)            “Capital Schedule” has the meaning set forth in the Prepackaged Plan.

(o)            “Chapter 11 Cases” has the meaning set forth in the Prepackaged Plan.

(p)            “Claim” has the meaning set forth in the Prepackaged Plan.

(q)            “Closing” has the meaning set forth in the Investment Agreement.

(r)            “Company” has the meaning set forth in the preamble to this Agreement.

(s)            “Company Disclosure Schedule” has the meaning set forth in the Investment Agreement.

(t)            “Confirmation Order” has the meaning set forth in the Prepackaged Plan.

(u)            “Company Advisors” means Weil, Guggenheim Securities LLC, and Alvarez & Marsal North America, LLC, and any other special or local counsel or advisors providing advice to the Company in connection with the Restructuring Transactions.

(v)            “Consenting Creditor” has the meaning set forth in the preamble to this Agreement.

(w)            “Consenting Creditor’s Advisors” has the meaning set forth in the Prepackaged Plan.

(x)            “Consenting Creditor’s Counsel” means Paul, Weiss, Rifkind, Wharton & Garrison LLP, Hunton Andrews Kurth LLP, and Young Conaway Stargatt & Taylor, LLP, as counsel to the Consenting Creditor.

(y)           “Consenting Equity Holders” has the meaning set forth in the preamble to this Agreement.

(z)            “Consenting Parties” has the meaning set forth in the preamble to this Agreement.

(aa)         “Convertible Notes” has the meaning set forth in the Prepackaged Plan.

(bb)         “CRB” has the meaning set forth in the preamble to this Agreement.

(cc)         “CRB Claims” has the meaning set forth in the Prepackaged Plan.

(dd)         “CRB Secured Claims” has the meaning set forth in the recitals to this Agreement.

(ee)         “CRB Superpriority Claims” has the meaning set forth in the Prepackaged Plan.

(ff)         “CRB Transaction” has the meaning set forth in the Prepackaged Plan.

(gg)         “Debtors” has the meaning set forth in the preamble to this Agreement.

(hh)         “Definitive Documents” has the meaning set forth in the Prepackaged Plan.

(ii)            “DIP Motion” has the meaning set forth in the Prepackaged Plan.

(jj)            “DIP Orders” has the meaning set forth in the Prepackaged Plan.

(kk)         “Disclosure Statement” has the meaning set forth in the Prepackaged Plan.

(ll)           “Disclosure Statement Motion” means the motion seeking approval of the Disclosure Statement.

(mm)        “EDUH” has the meaning set forth in the preamble to this Agreement.

(nn)         “EDUH Transaction” has the meaning set forth in the Prepackaged Plan.

(oo)         “Escrow Agent” has the meaning set forth in the Investment Agreement.

(pp)         “Escrow Agreement” has the meaning set forth in the Prepackaged Plan.

(qq)         “Escrowed Funds” has the meaning set forth in the Investment Agreement.

(rr)         “Fiduciary Out” has the meaning set forth in Section 7(e)(ii).

(ss)         “First Day Pleadings” means the first-day pleadings that the Company Parties determine are necessary or desirable to file.

(tt)         “Funding Commitment Backstop Agreement” has the meaning set forth in the Prepackaged Plan.

(uu)         “General Unsecured Claim” has the meaning set forth in the Prepackaged Plan.

(vv)         “HI Loan Program Agreement” has the meaning set forth in the preamble to this Agreement.

(ww)        “HI Program Agreements” has the meaning set forth in the preamble to this Agreement.

(xx)          “HI Loan Sale Agreement” has the meaning set forth in the preamble to this Agreement.

(yy)         “Holdings” has the meaning set forth in the preamble to this Agreement.

(zz)           “Interests” has the meaning set forth in the Prepackaged Plan.

(aaa)       “Investment Agreement” has the meaning set forth in the Prepackaged Plan.

(bbb)       “Loan and Security Agreement” has the meaning set forth in the preamble to this Agreement.

(ccc)        “Loan Program Agreements” has the meaning set forth in the preamble to this Agreement.

(ddd)       “Management Incentive Plan” has the meaning set forth in the Prepackaged Plan.

(eee)        “Milestones” has the meaning set forth in Exhibit A.

(fff)         “New Board” has the meaning set forth in the Prepackaged Plan.

(ggg)       “New Corporate Governance Documents” has the meaning set forth in the Prepackaged Plan.

(hhh)       “Note Purchase Agreement” has the meaning set forth in the Prepackaged Plan.

(iii)           “Outside Petition Date” has the meaning set forth in Exhibit A.

(jjj)         “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

(kkk)        “Person” has the meaning set forth in the Prepackaged Plan.

(lll)         “Petition Date” has the meaning set forth in Exhibit A.

(mmm)    “Plan Effective Date” has the meaning of “Effective Date” as set forth in the Prepackaged Plan.

(nnn)       “Plan Sponsor” has the meaning set forth in the preamble to this Agreement.

(ooo)       “Plan Sponsor’s Counsel” means Locke Lord LLP.

(ppp)       “Plan Supplement” has the meaning set forth in the Prepackaged Plan.

(qqq)       “Prepackaged Plan” has the meaning set forth in the recitals to this Agreement.

(rrr)         “Recharacterization Notice” means that certain Recharacterization Notice, dated October 30, 2023, delivered by the Consenting Creditor to the Company on or prior to the Support Effective Date.

(sss)       “Releasing Parties” has the meaning set forth in the Prepackaged Plan.

(ttt)         “Released Parties” has the meaning set forth in the Prepackaged Plan.

(uuu)        “Reorganized Debtors” has the meaning set forth in the Prepackaged Plan.

(vvv)       “Restructuring Expenses” has the meaning set forth in the Prepackaged Plan.

(www)     “Restructuring Transactions” has the meaning set forth in the Prepackaged Plan.

(xxx)         “Requisite Consenting Equity Holders” means, as of the date of determination, any Consenting Equity Holders holding collectively at least a majority of the outstanding shares of Class A common stock of Holdings held by all Consenting Equity Holders.

(yyy)       “Schedule of Rejected Contracts” has the meaning set forth in the Prepackaged Plan.

(zzz)         “Schedule of Retained Causes of Action” has the meaning set forth in the Prepackaged Plan.

(aaaa)      “Securities Act” has the meaning set forth in the Prepackaged Plan.

(bbbb)    “SL Financial Holdings” has the meaning set forth in the preamble to this Agreement.

(cccc)      “SL Financial I” has the meaning set forth in the preamble to this Agreement.

(dddd)    “SL Financial II” has the meaning set forth in the preamble to this Agreement.

(eeee)      “Solar Loan Program Agreement” has the meaning set forth in the preamble to this Agreement.

(ffff)         “Solar Program Agreements” has the meaning set forth in the preamble to this Agreement.

(gggg)     “Solar Loan Sale Agreement” has the meaning set forth in the preamble to this Agreement.

(hhhh)    “Solicitation” has the meaning set forth in the recitals to this Agreement.

(iiii)         “Solicitation Materials” means any materials used in connection with the solicitation of votes on the Prepackaged Plan, including the Disclosure Statement, and any procedures established by the Bankruptcy Court with respect to solicitation of votes on the Prepackaged Plan.

(jjjj)         “Sunlight” has the meaning set forth in the preamble to this Agreement.

(kkkk)     “Supermajority TRA Holders” has the meaning set forth in the Tax Receivable Agreement.

(llll)         “Support Effective Date” means the date on which (i) the counterpart signature pages to this Agreement are executed and delivered by all Parties, and (ii) the conditions set forth in Section 11 have been satisfied or waived by each party hereto.

(mmmm)  “Support Period” means the period commencing on the Support Effective Date and ending on the earlier of the (i) date on which this Agreement is terminated in accordance with Section 7 hereof and (ii) the Plan Effective Date.

(nnnn)    “Tax Benefit Payment” has the meaning set forth in the Tax Receivable Agreement.

(oooo)     “Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated July 9, 2021, by and between Sunlight, the TRA Holders, and the TRA Agent.

(pppp)     “TRA Agent” has the meaning of “Agent” as defined in the Tax Receivable Agreement.

(qqqq)    “TRA Amendment” means that certain amendment to the Tax Receivable Agreement.

(rrrr)         “TRA Early Termination Payment” has the meaning of “Early Termination Payment” as defined in the Tax Receivable Agreement.

(ssss)      “TRA Holders” has the meaning set forth in the Tax Receivable Agreement.

(tttt)         “TRA Payment Schedule” has the meaning of “Payment Schedule” as defined in the Tax Receivable Agreement.

(uuuu)    “Voting Deadline” means October 30, 2023, at 11:59 p.m. (prevailing Eastern Time), unless extended by mutual consent by the Company and the Consenting Creditor.

(vvvv)    “Waiver and Amendment” has the meaning set forth in the preamble to this Agreement.

(wwww) “Weil” means Weil, Gotshal & Manges LLP, as legal advisor to the Company.

2.             Restructuring Transactions

Section 2.01           Prepackaged Plan Transaction.

(a)            The Prepackaged Plan. The Prepackaged Plan is expressly incorporated herein and made a part of this Agreement. The terms and conditions of the Restructuring Transactions are set forth in the Prepackaged Plan; provided, that the Prepackaged Plan is supplemented by the terms and conditions of this Agreement. In the event of any inconsistencies between the terms of this Agreement and the Prepackaged Plan, the terms of the Prepackaged Plan shall govern. Any amendment to the Prepackaged Plan shall be reasonably acceptable to (i) the Company, the Plan Sponsor, and the Consenting Creditor, each in its sole discretion, (ii) solely with respect to amendments affecting the rights and obligations of the Consenting Equity Holders, the Requisite Consenting Equity Holders, the Consenting Creditor, and the Plan Sponsor.

(b)           Confirmation of the Prepackaged Plan. Subject to the terms of this Agreement, the Company will use commercially reasonable efforts to obtain confirmation of the Prepackaged Plan as soon as reasonably practicable after the Petition Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement. The Consenting Parties shall use commercially reasonable efforts to cooperate fully and coordinate among each other and with the Company in connection therewith. Further, each of the Consenting Parties shall take such action (including executing and delivering any other agreements) as may be reasonably necessary or as may be required by order of the Bankruptcy Court, to carry out the purpose and intent of this Agreement (including to provide any information reasonably necessary, or information requested from federal, state, or local regulators, to obtain required regulatory approvals necessary for confirmation of the Prepackaged Plan or consummation of the Restructuring Transactions).

Section 2.02           Definitive Documents.

(a)            With the exception of the Prepackaged Plan, the Funding Commitment Backstop Agreement, the TRA Amendment, the Recharacterization Notice, the Additional Advances Agreement, and the Escrow Agreement, for which execution by the parties thereunder is a condition precedent to the effectiveness of this Agreement, each of the Definitive Documents that are not already executed or that are not in a form attached to this Agreement as of the Support Effective Date remain subject to negotiation and completion and shall contain terms and conditions consistent in all material respects with this Agreement and the Prepackaged Plan. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall reflect and contain terms, conditions, representations, warranties, and covenants in all material respects consistent with this Agreement (including the exhibits and annexes hereto), as they may be modified, amended, or supplemented in accordance with Section 2.02(b).

(b)            With the exception of the Prepackaged Plan, the Funding Commitment Backstop Agreement, the TRA Amendment, the Recharacterization Notice, the Additional Advances Agreement, and the Escrow Agreement, for which execution by the parties thereunder is a condition precedent to the effectiveness of this Agreement, the Definitive Documents shall be in form and substance reasonably acceptable to the Consenting Creditor, the Plan Sponsor, and the Company and, only insofar as they relate to the treatment or release of the Consenting Equity Holders thereunder, reasonably acceptable to the Requisite Consenting Equity Holders.

3.              Agreements of the Consenting Parties.

(a)            Support: Each Consenting Party agrees, severally and not jointly, that, solely for the duration of the Support Period (except for clause (viii) below, which shall apply for the period set forth therein), and subject in all respects to the terms and conditions of this Agreement, it shall:

i.              not directly or indirectly, through any Person (including any trustee), seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring; provided, however that if the Plan Sponsor does not, or informs the Company or the Consenting Creditor of its intention not to, consummate the EDUH Transaction, the Consenting Creditor shall be permitted thereafter to seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring; provided, further, that nothing in this provision impairs the Consenting Creditor’s obligations under Section 4(e) of this Agreement;

ii.             not direct any party to take any action inconsistent with its obligations under this Agreement or the Prepackaged Plan, and, if such party takes any action inconsistent with such Consenting Party’s obligations under this Agreement or the Prepackaged Plan, such Consenting Party shall use its commercially reasonable efforts to cause the party to cease, withdraw, and refrain from taking any such action;

iii.            negotiate in good faith and use commercially reasonable efforts to negotiate, execute and deliver the Definitive Documents;

iv.            not take any action that would reasonably be expected to interfere with the implementation or consummation of the Restructuring Transactions;

v.            use commercially reasonable efforts to pursue any necessary federal, state, and local regulatory approvals to enable confirmation of the Prepackaged Plan, including approvals from any regulatory body whose approval or consent is reasonably determined by the Company (in consultation with the Consenting Creditor and the Plan Sponsor) to be necessary to consummate the Restructuring Transactions;

vi.            to the extent any legal or structural impediments arise that would prevent, hinder or delay the consummation of the Prepackaged Plan and Restructuring Transactions contemplated by the Definitive Documents (including, for the avoidance of doubt, any legal or structural impediments arising from the Investment Agreement), negotiate, in good faith, appropriate additional or alternative provisions to address any such impediments; provided, however, that the Parties agree no such legal or structural impediments exist as of the Support Effective Date;

vii.            promptly notify the Company, in writing, of any material governmental or third-party complaints, litigations, investigations, or hearings (or written communications indicating that the same may be contemplated or threatened) with respect to the Restructuring Transactions;

viii.          regardless of whether or not the Bankruptcy Court approves the releases set forth in the Prepackaged Plan against the Released Parties, during the Support Period and after the Plan Effective Date, not directly or indirectly pursue any claims it may have (whether held directly or indirectly) against the Released Parties, including the current and former directors and officers of the Company; provided, however, notwithstanding any proviso or limitation contained in section 10.7 of the Prepackaged Plan, the Consenting Parties shall not directly or indirectly cause the Reorganized Debtors to bring any Claims otherwise released under section 10.7 (notwithstanding any proviso thereunder) against the Released Parties other than any Claims arising out of or related to any act or omission that constitutes actual fraud; provided, further, that except with respect to the releases set forth in this clause, nothing in this clause shall constitute a release of any claims held by any Party beyond the releases contemplated in the Prepackaged Plan attached hereto;

ix.            consent to and not opt-out of the releases of the Released Parties substantially in the form set forth in the Prepackaged Plan on a timely basis following commencement of the Solicitation; and

x.             as reasonably requested by the Company (which may be through the Company’s Advisors), inform and/or confer with the Company’s Advisors as to: (A) the status and progress of the Restructuring Transactions, including progress in relation to the negotiations of the Definitive Documents, (B) the status of obtaining any necessary or desirable authorizations (including any consents) with respect to the Restructuring Transactions from each Party, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange, and, in each of the foregoing clauses (A)-(B), provide timely and reasonable responses to all reasonable diligence requests with respect to the foregoing, subject to any applicable restrictions and limitations set forth in any confidentiality agreements then in effect.

4.             Agreements of the Consenting Creditor.

(a)            Voting; Support. The Consenting Creditor agrees that, solely for the duration of the Support Period, and subject in all respects to the terms and conditions of this Agreement, the Consenting Creditor shall:

i.             vote its CRB Claims to accept the Prepackaged Plan by delivering the Consenting Creditor’s duly executed and completed ballot accepting the Prepackaged Plan following the commencement of the Solicitation and its actual receipt of the Disclosure Statement and other related Solicitation Materials prior to the Voting Deadline for such delivery; and

ii.             not change or withdraw (or cause or direct to be changed or withdrawn) any such vote or release described in clause (i) above.

(b)            Transfers. The Consenting Creditor agrees that, for the duration of the Support Period, the Consenting Creditor shall not sell, transfer, loan, issue, pledge, hypothecate, assign, or otherwise dispose of or offer or contract to pledge, encumber, assign, sell or otherwise transfer (each, a “Transfer”), directly or indirectly, in whole or in part, any of its CRB Claims or interest therein, or any other claims against or interests in the Company (including grant any proxies, deposit any Claims against or interests in the Company into a voting trust, or enter into a voting agreement with respect to any such Claims or interests); provided, that the Consenting Creditor shall be allowed to (i) Transfer a CRB Claim to an affiliate or subsidiary of CRB, provided, that before such Transfer, such affiliate or subsidiary agrees in writing for the benefit of the Parties to become, effective prior to or upon the consummation of such Transfer, a Consenting Creditor for all purposes hereunder and to be bound by all the terms of this Agreement applicable to a Consenting Creditor by executing a joinder agreement in the form attached hereto as Exhibit D (a “Joinder Agreement”) and delivering an executed copy of such Joinder Agreement to Weil as promptly as practicable, but in no event later than three (3) Business Days following consummation of such Transfer, and (ii) continue to sell loans originated by the Debtors held on CRB’s balance sheet in the ordinary course of business.

(c)            Prohibited Transfers Void Ab Initio. The Consenting Creditor agrees that any Transfer of any of its CRB Claims that does not comply with the terms and procedures set forth herein is, and shall be deemed to be, void ab initio, and the Company shall have the right to enforce the voiding of such Transfer.

(d)            Additional Claims. To the extent the Consenting Creditor (i) acquires additional Claims entitled to vote on the Prepackaged Plan, or (ii) Transfers any Claims, then, in each case, the Consenting Creditor shall notify Weil and the Consenting Creditor’s Counsel within three (3) Business Days of such acquisition or transfer. The Consenting Creditor hereby agrees that any acquired additional Claims shall be subject to this Agreement, and that, for the duration of the Support Period, the Consenting Creditor shall vote (or cause to be voted) any such additional Claims entitled to vote on the Prepackaged Plan (to the extent still held by the Consenting Creditor or on its behalf at the time of such vote), in a manner consistent with Section 4(a) hereof.

(e)            CRB Transaction. In the event (i) the Plan Sponsor terminates the Investment Agreement in accordance with its terms, (ii) the Company (with the consent of the Consenting Creditor, not to be unreasonably withheld) terminates the Investment Agreement in accordance with its terms because of the Plan Sponsor’s breach, (iii) the Company (with the consent of the Consenting Creditor) terminates the Investment Agreement in accordance with its terms due to the failure to meet a Milestone, or (iv) the Company and the Consenting Creditor jointly send the Plan Sponsor a Breach Notice and such breach is not remedied or the Breach Notice is not withdrawn within the time stipulated in the Breach Notice, the Consenting Creditor shall take all such actions as are reasonably necessary or advisable so that the CRB Transaction may be consummated as promptly as practicable on the terms contemplated under the Prepackaged Plan, including entry into an investment agreement on terms that are substantially similar to the Investment Agreement.

5.             Agreements of the Plan Sponsor.

(a)            Investment Agreement. The Plan Sponsor agrees that it shall fulfill or comply with any of the undertakings, representations, warranties, and covenants of the Plan Sponsor set forth in the Investment Agreement in all material respects.

6.             Agreements of the Company.

(a)            Support Period Covenants. The Company agrees that the Company shall:

i.              support and take all actions necessary to effectuate and facilitate the Restructuring Transactions, the Solicitation, approval and entry of the Confirmation Order, and confirmation and consummation of the Prepackaged Plan within the timeframes contemplated by this Agreement;

ii.             not direct any party to take any action inconsistent with its obligations under this Agreement or the Prepackaged Plan, and, if such party takes any action inconsistent with the Company’s obligations under this Agreement or the Prepackaged Plan, the Company shall use its commercially reasonable efforts to cause the party to cease, withdraw, and refrain from taking any such action;

iii.            not take any action that would reasonably be expected to interfere with the implementation or consummation of the Restructuring Transactions;

iv.            work in good faith to (A) negotiate, deliver and execute (where applicable) the remaining Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement, and (B) obtain (1) approval by the Bankruptcy Court of the Solicitation Materials and (2) entry of the Confirmation Order by the Bankruptcy Court in accordance with the Bankruptcy Code, the Bankruptcy Rules and the timeframes set forth in this Agreement;

v.            use commercially reasonable efforts to pursue and obtain any and all necessary federal, state, and local regulatory and/or third-party approvals for the Restructuring Transactions embodied in the Prepackaged Plan, if any, including approvals from any regulatory body whose approval or consent is reasonably determined by the Consenting Creditor and the Plan Sponsor (in consultation with the Company) to be necessary to consummate the Restructuring Transactions;

vi.            provide draft copies of all motions or applications and other documents related to the Restructuring Transactions (including all substantive First Day Pleadings and “second day” motions and orders, the Prepackaged Plan, the Disclosure Statement, ballots, the Plan Supplement and other Solicitation Materials in respect of the Prepackaged Plan, any proposed amended version of the Prepackaged Plan or the Disclosure Statement, and a proposed Confirmation Order) the Company intends to file with the Bankruptcy Court to the Consenting Creditor’s Counsel and the Plan Sponsor’s Counsel, if reasonably practicable, at least three (3) Business Days prior to the date when the Company intends to file any such pleading or other document, and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement (provided, that if delivery of such motions, orders, or materials at least three (3) Business Days in advance is not reasonably practicable prior to filing, such motion, order, or material shall be delivered as soon as reasonably practicable prior to filing) and shall consult in good faith with the Consenting Creditor’s Counsel and the Plan Sponsor’s Counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court;

vii.           pay, in accordance with this Agreement, the Restructuring Expenses promptly upon invoice;

viii.          to the extent any legal or structural impediments arise that would prevent, hinder or delay the consummation of the Prepackaged Plan and Restructuring Transactions contemplated by the Definitive Documents (including, for the avoidance of doubt, any legal or structural impediments arising from the Investment Agreement), negotiate, in good faith, appropriate additional or alternative provisions to address any such impediments; provided, however, that the Parties agree that no such legal or structural impediments exist as of the Support Effective Date;

ix.            except as otherwise contemplated by this Agreement, operate the Company’s business in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations resulting from or relating to the Prepackaged Plan or the commencement of the Chapter 11 Cases);

x.            subject to Section 24 of this Agreement, not directly or indirectly, through any Person, seek, solicit, or propose any Alternative Restructuring; provided, that if the Company receives any Alternative Restructuring proposal, it shall, subject to any confidentiality restrictions, promptly (and in any event, within twenty four (24) hours) of receiving such proposal, provide the Consenting Creditor’s Counsel with all documentation received in connection with such proposal (or if a proposal was not made in writing, a reasonably detailed summary of such proposal), including the identity of the person or group of persons involved and reasonable updates as to the status and progress of such proposal, and respond promptly to reasonable information requests and questions from the Consenting Creditor’s Advisors relating to any such Alternative Restructuring proposal;

xi.            furnish to the Consenting Creditor any information, notices, or other communication required to be furnished to the Buyer under Section 5.4 of the Investment Agreement at the same time as such information, notice, or other communication is furnished to the Buyer;

xii.            promptly notify the Consenting Parties, in writing, of any material governmental or third-party complaints, litigations, investigations, or hearings (or written communications indicating that the same may be contemplated or threatened) with respect to the Restructuring Transactions; and

xiii.            as reasonably requested by the Consenting Creditor or the Plan Sponsor (which may be through the Consenting Creditor’s Advisors or the Plan Sponsor’s Counsel, as applicable), cause management and advisors of the Company to inform and/or confer with the Consenting Creditor’s Advisors or the Plan Sponsor’s Counsel, as the case may be, as to: (A) the status and progress of the Restructuring Transactions, including progress in relation to the negotiations of the Definitive Documents, (B) the status of obtaining any necessary or desirable authorizations (including any consents) with respect to the Restructuring Transactions from each Consenting Party, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange, (C) operational and financial performance matters (including liquidity), collateral matters, contract matters, and the general status of ongoing operations and, in each of the foregoing cases (A)-(C), provide timely and reasonable responses to all reasonable diligence requests with respect to the foregoing, subject to any applicable restrictions and limitations set forth in any confidentiality agreements then in effect.

7.             Termination of Agreement.

(a)            This Agreement shall terminate (i) automatically on the Plan Effective Date (as to all Parties), or (ii) unless cured prior thereto, three (3) Business Days following the delivery of written notice (in accordance with Section 20 hereof) that has not been retracted by the sender in writing from: (w) the Consenting Creditor to the Company and the Plan Sponsor at any time after the occurrence and during the continuance of any Consenting Creditor Termination Event (as defined below), (x) the Consenting Equity Holders to the Company, the Consenting Creditor, and the Plan Sponsor at any time after the occurrence and during the continuance of any Consenting Equity Holder Termination Event (as defined below), (y) the Plan Sponsor to the Company and the Consenting Creditor at any time after the occurrence and during the continuance of any Plan Sponsor Termination Event (as defined below), provided, that, in the case of any such termination, the Agreement shall only terminate as to the Plan Sponsor, or (z) the Company to the Consenting Creditor and the Plan Sponsor at any time after the occurrence and during the continuance of any Company Termination Event (as defined below). Notwithstanding any provision to the contrary in this Section 7, no Party may exercise any of its respective termination rights as set forth herein if such Party has breached, or failed to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions), with such failure to perform or comply causing, or resulting in, the occurrence of a Consenting Creditor Termination Event, a Consenting Equity Holder Termination Event, a Plan Sponsor Termination Event, or a Company Termination Event specified herein. The Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of termination of this Agreement by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Company hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice); provided, however, that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination was not proper under the terms of this Agreement.

(b)            A “Consenting Creditor Termination Event” means any of the following:

i.              failure to meet any Milestone;

ii.             the occurrence of an Event of Default (as defined in the DIP Orders);

iii.            the Company withdraws or modifies the Prepackaged Plan or Disclosure Statement or files any motion or pleading with the Bankruptcy Court that is in any material respect inconsistent with this Agreement or the Plan and such withdrawal, modification, motion, or pleading has not been revoked before the earlier of (A) three (3) Business Days after the Company receives written notice from the Consenting Creditor that such withdrawal, modification, motion, or pleading is materially inconsistent with this Agreement or the Prepackaged Plan and (B) entry of an order of the Bankruptcy Court approving such withdrawal, modification, motion, or pleading;

iv.            the Company exercises a Fiduciary Out;

v.            the breach or default by the Company of, or its failure to fulfill or comply with, any of the undertakings, representations, warranties, or covenants of the Company set forth in this Agreement or in the Funding Backstop Commitment Agreement in any material respect;

vi.            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Prepackaged Plan or the Restructuring Transactions, and either (A) such ruling, judgment, or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment, or order has not been stayed, reversed, or vacated within ten (10) Business Days after such issuance;

vii.           the Company (A) files any plan of reorganization or liquidation (or disclosure statement related thereto) in the Chapter 11 Cases other than the Prepackaged Plan without the prior written consent of the Consenting Creditor or (B) publicly announces its intention not to support the Restructuring Transactions;

viii.          after filing of any Definitive Document with the Bankruptcy Court, (A) any amendment or modification to any such Definitive Document is made by the Company or (B) any pleading or request that seeks Bankruptcy Court approval to amend or modify any such Definitive Document is made by the Company, and such amendment, modification, request or filing is (1) inconsistent in any material respect with any Definitive Document and (2) not in form and substance reasonably acceptable to the Consenting Creditor;

ix.            (A) a trustee or receiver is appointed in one or more of the Chapter 11 Cases, (B) the filing by the Company of a motion or other request for relief seeking to dismiss any of the Chapter 11 Cases or convert any of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, or (C) the entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

x.             the Company challenges, or fails to defend, the validity and enforceability of the Loan and Security Agreement or the Loan Program Agreements, including seeking any such determination or concerning the avoidance, disallowance, recharacterization, reduction, offset, recoupment or subordination of such agreements;

xi.            the Bankruptcy Court enters an order in the Chapter 11 Cases terminating the Company’s exclusive right to file or solicit a plan or plans of reorganization or liquidation pursuant to section 1121 of the Bankruptcy Code;

xii.           the Bankruptcy Court enters an order denying confirmation of the Prepackaged Plan or any material provision thereof and such order remains in effect for seven (7) calendar days following its entry and has not been reversed, vacated, or stayed within that same time;

xiii.          the Company sells, or files any motion or application seeking authority to sell or abandon a portion of, the Company’s assets outside the ordinary course without the prior written consent of the Consenting Creditor;

xiv.          the Company (A) gives notice of termination of this Agreement, or (B) files a motion or pleading with the Bankruptcy Court seeking to reject or authority to terminate this Agreement;

xv.           an order is (or orders are) entered by the Bankruptcy Court granting relief from the automatic stay, under section 362 of the Bankruptcy Code, to the holder or holders of any security interest to permit any exercise of remedies as to any of the Company’s assets (other than in respect of collection solely from available insurance proceeds) having a fair market value of $2,000,000 or more in the aggregate;

xvi.          the Company (A) seeks to enter into or the Bankruptcy Court approves an Alternative Restructuring or (B) provides notice to counsel to the Consenting Creditor of its intent to enter into an Alternative Restructuring;

xvii.         the Company fails to timely file with the Bankruptcy Court a written objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Cases, or (D) modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization;

xviii.        unless otherwise agreed to pursuant to this Agreement, the Company or the Consenting Creditor becomes aware of any material General Unsecured Claim (individually or in the aggregate) that has not been disclosed in either section 3.12 of the Company Disclosure Schedule or the Company’s public filings (as of the Support Effective Date) that (A) exceeds [TEXT REDACTED] or (B) would result in the condition set forth in Section 9.2(a) of the Investment Agreement not being satisfied or waived as of Closing; and/or

xix.           the Company fails to pay the Restructuring Expenses.

(c)            A “Plan Sponsor Termination Event” means any of the following:

i.              failure to meet any Milestone;

ii.             the Company materially breaches the Investment Agreement, resulting in the termination of the Investment Agreement in accordance with its terms;

iii.            the breach or default by the Company of, or its failure to fulfill or comply with, any of the undertakings, representations, warranties, or covenants of the Company set forth in this Agreement in any material respect;

iv.            the Company exercises a Fiduciary Out;

v.             unless otherwise agreed to pursuant to this Agreement, the Plan Sponsor becomes aware of any material General Unsecured Claim (individually or in the aggregate) that has not been disclosed in either section 3.12 of the Company Disclosure Schedule or the Company’s public filings (as of the Support Effective Date) that exceeds [TEXT REDACTED]; and/or

vi.            the Consenting Creditor terminates this Agreement.

(d)            A “Consenting Equity Holder Termination Event” means any of the following:

i.              a Party breaches this Agreement in a manner that adversely affects the releases or settlements applicable to the Consenting Equity Holders;

ii.             the Company exercises a Fiduciary Out; and/or

iii.            the Consenting Creditor terminates this Agreement.

(e)            A “Company Termination Event” means any of the following:

i.            the breach of any of the undertakings, representations, warranties, or covenants of the Consenting Parties set forth herein in any material respect by (x) the Plan Sponsor, (y) the Consenting Creditor, or (z) a sufficient number of Consenting Equity Holders such that the non-breaching Consenting Equity Holders collectively hold less than the Supermajority TRA Holders;

ii.            the board of directors, managers, members, or partners, as applicable, of any Company entity party hereto determines, after consultation with outside counsel, that continued performance under this Agreement would be inconsistent with its fiduciary duties under applicable law (the “Fiduciary Out”);

iii.            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Prepackaged Plan or the Restructuring Transactions, and either (A) such ruling, judgment, or order has not been stayed, reversed, or vacated within ten (10) Business Days after such issuance despite the commercially reasonable efforts of the Company, or (B) promptly after such issuance, the Consenting Creditor and the Plan Sponsor do not provide written agreement to modify the Prepackaged Plan or the Restructuring Transactions in such a manner as to moot the aspects of the Prepackaged Plan or Restructuring Transactions enjoined or rendered illegal in their sole discretion;

iv.            the Consenting Creditor terminates the consensual use of cash collateral in accordance with the DIP Orders;

v.            any of the Consenting Parties terminates this Agreement in accordance with its terms;

vi.            the Bankruptcy Court enters an order (A) directing the appointment of a trustee in the Chapter 11 Cases, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing the Chapter 11 Cases absent a request for relief and despite opposition thereto by the Company; and/or

vii.            failure to meet the Plan Effective Date Milestone.

Each of the dates and time periods in this Section 7 may be extended by mutual agreement (which may be evidenced by e-mail confirmation, including from respective counsel) among the Company, the Consenting Creditor, and the Plan Sponsor.

(f)            Mutual Termination. This Agreement may be terminated by mutual agreement of the Company, the Consenting Creditor, and the Plan Sponsor, including upon the receipt of written notice of such termination delivered by the Parties in accordance with Section 20 hereof.

(g)            Effect of Termination. Subject to the provisos contained in Section 7(a) hereof, upon the termination of this Agreement in accordance with this Section 7, and except as provided in Section 14 hereof, this Agreement (and the Support Period) shall forthwith become void and of no further force or effect as to the applicable Parties (if not all Parties) and each applicable Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under this Agreement and the Prepackaged Plan, and each Party and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law. Notwithstanding the foregoing, in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

(h)            No Waiver. If the Restructuring Transactions are not consummated, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, and the Parties expressly reserve any and all of their respective rights as if the Parties had not entered this Agreement. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

8.             Representations and Warranties.

(a)            Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or such later date that such Party first becomes bound by this Agreement) and solely with respect to the Company, subject to any limitations or approvals arising from or required by the commencement of the Chapter 11 Cases:

i.            such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership, or other similar action on its part;

ii.            the execution, delivery, and performance by such Party of this Agreement does not and will not (i) violate any provision of law, rule, or regulation applicable to it or its charter or bylaws (or other similar governing documents) or (ii) in the case of the Consenting Creditor and Plan Sponsor, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

iii.            the execution, delivery, and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, notice to, or other action to, with, or by, any federal, state, or governmental authority or regulatory body, except such filings that may be necessary in connection with the Chapter 11 Cases and such filings as may be necessary or required for disclosure any applicable regulatory body whose approval or consent is determined by the Company to be necessary to consummate the Restructuring Transactions; and

iv.            this Agreement is the legally valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of a court.

(b)            The Consenting Creditor represents and warrants to the other Parties that, as of the date hereof (or as of the date the Consenting Creditor becomes a party hereto), the Consenting Creditor (i) is the owner of the aggregate principal amount of the CRB Claims set forth below its name on the signature page hereto and does not own any other Claims or Interests, and/or (ii) has, with respect to the beneficial owners of such CRB Claims, (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such CRB Claims or to exchange, assign, and transfer such CRB Claims, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

9.             Disclosure; Publicity.

On or before the Support Effective Date, the Company will retain Reputation Partners, LLC, as a public relations firm. The Company shall deliver drafts to the Plan Sponsor’s Counsel and the Consenting Creditor’s Counsel of any press releases that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement to the general public (each, a “Public Disclosure”) at least two (2) Business Days before making any such disclosure (if practicable, and if two (2) Business Days is not practicable, then as soon as practicable before making such disclosure), and the Consenting Creditor’s Counsel and the Plan Sponsor’s Counsel shall be authorized to share such Public Disclosure with their respective clients. Any Public Disclosure shall be reasonably acceptable to the Consenting Creditor and the Plan Sponsor. The Company shall use reasonable efforts to consult with the Consenting Creditor and the Plan Sponsor to formulate a plan for messaging with critical vendors, suppliers, installers, and other entities regarding the Restructuring Transactions and the impact of the Restructuring Transactions and the Chapter 11 Cases on such entities; provided, that any press releases, correspondence, or communications materials issued by the Company (other than a claims agent) to such entities relating to ordinary course business operations shall be acceptable to the Consenting Creditor and the Plan Sponsor, each in its reasonable discretion. Except as required by law or otherwise permitted under the terms of any other agreement between the Company and the Consenting Creditor, no Party or its advisors will disclose to any Person, other than to Weil, the principal amount or percentage of any CRB Claims, or any other securities of the Company held by the Consenting Creditor without the Consenting Creditor’s prior written consent; provided that if such disclosure is required by law, subpoena, or other legal process or regulation, to the extent permitted by applicable law, the disclosing Party will afford the Consenting Creditor a reasonable opportunity to review and comment in advance of such disclosure and will take all reasonable measures to limit such disclosure. Notwithstanding the provisions in this Section 9, if consented to in writing by the Consenting Creditor, any Party hereto may disclose the Consenting Creditor’s holdings.

10.            Amendments and Waivers.

Except as otherwise expressly set forth herein, the provisions of this Agreement, including the exhibits hereto, may not be waived, modified, amended or supplemented except in a writing signed by the following: (i) the Company, (ii) the Consenting Creditor, (iii) the Plan Sponsor, and (iv) the Consenting Equity Holders, but as to the Consenting Equity Holders, only to the extent any such waiver, modification, amendment, or supplement, including to any exhibit hereto, would adversely affect (a) the treatment of any such Consenting Equity Holder, or (b) the releases set forth in the Prepackaged Plan in favor of any such Consenting Equity Holder.

11.            Effectiveness.

This Agreement shall become effective and binding on all Parties on the Support Effective Date upon (i) the execution and delivery by all Parties of an executed signature page hereto, (ii) the execution of the Investment Agreement, the Funding Commitment Backstop Agreement, the TRA Amendment, the Recharacterization Notice, the Additional Advances Agreement, and the Escrow Agreement, by the parties thereto, (iii) the receipt of the Escrowed Funds by the Escrow Agent, as set forth in the Investment Agreement, and (iv) the payment in cash by the Company of all Restructuring Expenses of the Consenting Creditor incurred as of the Support Effective Date.

12.            Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

(b)            Each of the Parties irrevocably agrees that any action, suit, or proceeding (each, a “Proceeding”) arising out of or relating to this Agreement brought by any Party shall be brought and determined in any federal or state court in Delaware (“Delaware Courts”) and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement or the Restructuring Transactions. Each of the Parties agrees not to commence any Proceeding relating to this Agreement or the Restructuring Transactions except in the Delaware Courts, other than Proceedings in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any Delaware Courts. Each of the Parties further agrees that notice as provided in Section 20 of this Agreement shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the Restructuring Transactions, (i) any claim that it is not personally subject to the jurisdiction of the Delaware Courts for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all Proceedings contemplated by this Section 12(b) shall be brought in the Bankruptcy Court and each of the Parties (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such Proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party to this Agreement.

(c)            EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.            Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder. The Parties agree that such relief will be their only remedy against the applicable other Party with respect to any such breach, and that in no event will any Party be liable for momentary damages (including consequential, special, indirect or punitive damages, or damages for lost profits).

14.            Survival.

Notwithstanding the termination of this Agreement pursuant to Section 7 hereof, the agreements and obligations of the Parties in this Section 14, Section 3(a)(viii) (solely in the case of termination under Section 7(a)(i)), and Sections 7(g), 7(h), 12, 13, 15, 16, 17, 18, 19, 20, 21, 22, and 25 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

15.            Headings.

The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

16.            Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 16 shall be deemed to permit Transfers of the CRB Claims other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. The agreements, representations, and obligations of the Parties are, in all respects, ratable and several and neither joint nor joint and several.

17.            No Third-Party Beneficiaries.

Unless expressly stated or referred to herein, this Agreement shall be solely for the benefit of the Parties and no other Person shall be a third-party beneficiary hereof.

18.            Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Prepackaged Plan), constitutes the entire agreement of the Parties and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and the Consenting Creditor shall continue in full force and effect in accordance with their terms.

19.            Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by electronic mail, or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

20.            Notices.

All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail or overnight courier (including via Fedex, DHL, UPS, etc.) to the following addresses:

(1)    If to the Company, to:

Sunlight Financial Holdings Inc.

101 North Tryon Street

Suite 900

Charlotte, NC 28246

Attn: Matthew Potere

[TEXT REDACTED]

Justin Carpenter, Esq.

[TEXT REDACTED]

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:  Ray C. Schrock, Esq.

[TEXT REDACTED]

Alexander W. Welch, Esq.

[TEXT REDACTED]

Alejandro Bascoy, Esq.

[TEXT REDACTED]

(2)       If to the Consenting Creditor, or a transferee thereof, to the address set forth below the Consenting Creditor’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 6th Avenue

New York, NY 10019

Attention:  Alice Eaton

[TEXT REDACTED]

Kyle Kimpler

[TEXT REDACTED]

(3)        If to the Plan Sponsor, to the address set forth below the Plan Sponsor’s signature, with copies to:

Locke Lord LLP

Brookfield Place, 200 Vesey Street

New York, NY 10281

Attention: Aaron Smith, Esq.

[TEXT REDACTED]

Michael Malfettone, Esq.

[TEXT REDACTED]

Any notice given by electronic mail, or overnight courier (including via Fedex, DHL, UPS, etc.) shall be effective when received. Any notice given by electronic mail shall be effective upon oral, machine, or electronic mail (as applicable) confirmation of transmission.

21.            No Solicitation; Representation by Counsel; Adequate Information.

(a)            This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Prepackaged Plan in the Chapter 11 Cases. The acceptances of any Consenting Creditor with respect to the Prepackaged Plan will not be solicited until such Consenting Creditor has received the Disclosure Statement and related ballots and Solicitation Materials. In addition, this Agreement is not and shall not be deemed an offer with respect to the issue or sale of securities to any Person, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful.

(b)            Each Party acknowledges for the benefit of the other Parties and their respective advisors, that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. Each Consenting Party hereby further confirms for the benefit of the other Parties and its respective advisors that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company, and without reliance on any statement of any other Party (or such other Party’s financial, legal or other professional advisors), other than such express representations and warranties of the Company set forth in Section 8 of this Agreement.

(c)            The Consenting Creditor, the Plan Sponsor, and each Consenting Equity Holder acknowledges, agrees, and represents to the other Parties that it, (i) unless it is a natural person, is a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act, (ii) is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, (iii) understands that if it is to acquire any securities, as defined in the Securities Act, pursuant to the Restructuring Transactions, such securities (A) have not been registered under the Securities Act and that such securities are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, (B) will have been acquired by it for investment and not with a view to distribution or resale in violation of the Securities Act, and (C) will have not been acquired by it as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, and (iv) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the securities to be acquired by it (if any) pursuant to the Restructuring Transactions and understands and is able to bear any economic risks with such investment.

22.            No Waiver of Participation and Preservation of Rights.

(a)            For the avoidance of doubt, nothing in this Agreement shall limit any rights of any Party, subject to applicable law and the agreements contained in any Definitive Document to (a) initiate, prosecute, appear, or participate as a party in interest in any contested matter or adversary proceeding to be adjudicated in the Chapter 11 Cases so long as such initiation, prosecution, appearance or participation and the position advocated in connection therewith is not inconsistent with this Agreement or the Definitive Documents, (b) object to any motion to approve or confirm, as applicable, any other plan of reorganization, sale transaction, or any motion related thereto filed in the Chapter 11 Cases, to the extent the terms of any such motions, plans or transactions are inconsistent with this Agreement or any Definitive Document, (c) appear as a party in interest in the Chapter 11 Cases for the purpose of contesting whether any matter of fact is or results in a breach of, or is inconsistent in any material respect with this Agreement or any Definitive Document, and (d) file a proof of claim, if required.

(b)            Except as provided in any Definitive Document, nothing herein or therein is intended to, does or shall be deemed in any manner to, waive, limit, impair or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including Claims against the Company. Without limiting the foregoing in any way, if this Agreement is terminated in accordance with its terms for any reason, each Party fully reserves any and all of its respective rights, remedies and interests.

23.            Time is of the Essence.

The Parties acknowledge and agree that time is of the essence and that they must each use commercially reasonable efforts to effectuate and consummate the Restructuring Transactions as soon as reasonably practicable.

24.           Fiduciary Duties.

Nothing in this Agreement will require the Company or any directors, officers, managers, or members of the Company, each in its capacity as a director, officer, manager, or member of the Company, to take any action, including the Fiduciary Out, or to refrain from taking any action, to the extent inconsistent with its or their fiduciary duties under applicable law (as determined by them in good faith after consultation with outside legal counsel).

25.	Relationship Among Parties.

Notwithstanding anything herein to the contrary, (i) the duties and obligations of the Consenting Parties under this Agreement shall be several, not joint and several, (ii) no Party shall have responsibility by virtue of this Agreement for any trading by any other Person, except as required in the case of a Transfer as provided for in Section 4(b), and (iii) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

SL FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

SL FINANCIAL INVESTOR I LLC

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

SL FINANCIAL INVESTOR II LLC

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

SUNLIGHT FINANCIAL LLC

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

CROSS RIVER BANK
in its CAPACITY as Consenting Creditor

By:	/s/ Gilles Gade

Name:	Gilles Gade

Title:	Chief Executive Officer

By:	/s/ Arlen Gelbard

Name:	Arlen Gelbard

Title:	General Counsel

Principal amount of CRB Claims: [TEXT REDACTED]

Notice Address:

Cross River Bank

2115 Linwood Avenue

Fort Lee, NJ, 07024

Attention:  Arlen W. Gelbard, Esq.

Email: [TEXT REDACTED]

ED UMBRELLA HOLDINGS, LLC
in its CAPACITY as PLAN SPONSOR

By:	/s/ Josh Goldberg

Name:	Josh Goldberg

Title:	President & Chief Executive Officer

Notice Address:

ED Umbrella Holdings, LLC

c/o Greenbacker Development Opportunities Fund II, LP

230 Park Avenue, Suite 1560

New York, NY 10169

Attention:  Benjamin Baker

Email:   [TEXT REDACTED]

TIGER INFRASTRUCTURE PARTNERS CO-INVEST B LP
IN ITS CAPACITY AS A CONSENTING EQUITY HOLDER

By:	Tiger Infrastructure Associates GP Co-Invest B LP,
its general partner

By:	Emil Henry VI LLC,
its general partner

By:	Henry Tiger Holdings III LLC,
its sole member

By:	Emil Henry LLC,
its managing member

By:	/s/ Emil W. Henry, Jr.
Name:	Emil W. Henry, Jr.
Title:	Managing Member

Number of shares of Class A Common Stock: [TEXT REDACTED]
Percentage (%) of Tax Benefit Payment under Tax Receivable Agreement: [TEXT REDACTED]

Notice Address:

Tiger Infrastructure Partners Co-Invest B LP
717 Fifth Avenue, Floor 12A
New York, New York 10022
Attention: Danielle J. Hunt
Email: [TEXT REDACTED]

TIGER INFRASTRUCTURE PARTNERS SUNLIGHT FEEDER LP
IN ITS CAPACITY AS A CONSENTING EQUITY HOLDER

By:	Tiger Infrastructure Associates GP LP,
its general partner

By:	Emil Henry IV LLC,
its general partner

By:	Henry Tiger Holdings II LLC,
its sole member

By:	Emil Henry LLC,
its managing member

By:	/s/ Emil W. Henry, Jr.
Name:	Emil W. Henry, Jr.
Title:	Managing Member

Number of shares of Class A Common Stock: [TEXT REDACTED]
Percentage (%) of Tax Benefit Payment under Tax Receivable Agreement: [TEXT REDACTED]

Notice Address:

Tiger Infrastructure Partners Co-Invest B LP
717 Fifth Avenue, Floor 12A
New York, New York 10022
Attention: Danielle J. Hunt
Email: [TEXT REDACTED]

FTV V, L.P.
IN ITS CAPACITY AS A CONSENTING EQUITY HOLDER

By:	FTV Management V, L.L.C.
Its:	General Partner

By:	/s/ Andy Fleischman
Name:	Andy Fleischman
Title:	Managing Member

Number of shares of Class A Common Stock: [TEXT REDACTED]

Percentage (%) of Tax Benefit Payment under Tax Receivable Agreement: [TEXT REDACTED]

Notice Address:

FTV V, L.P.

c/o FTV Capital
601 California Street, Floor 19

San Francisco, CA 94108

MATTHEW POTERE

in HIS CAPACITY as A Consenting EQUITY HOLDER

By:	/s/ Matthew R. Potere

Name:	Matthew R. Potere

Number of shares of Class A Common Stock: [TEXT REDACTED]

Percentage (%) of Tax Benefit Payment under Tax Receivable Agreement: [TEXT REDACTED]

MATTHEW POTERE (GRAT)

in ITS CAPACITY as A Consenting EQUITY HOLDER

By:	/s/ Matthew R. Potere

Name:	Matthew R. Potere

Number of shares of Class A Common Stock: [TEXT REDACTED]

Percentage (%) of Tax Benefit Payment under Tax Receivable Agreement: [TEXT REDACTED]

JOSHUA M. GOLDBERG
IN HIS CAPACITY AS A CONSENTING EQUITY HOLDER

By:	/s/ Joshuan M Goldberg

Name:	Joshua M. Goldberg

Number of shares of Class A Common Stock: [TEXT REDACTED]
Percentage (%) of Tax Benefit Payment under Tax Receivable Agreement: [TEXT REDACTED]

scott mulloy

in HIS CAPACITY as A CONSENTING EQUITY HOLDER

By:	/s/ Scott Mulloy

Name:	Scott Mulloy

Number of shares of Class A Common Stock: [TEXT REDACTED]

Percentage (%) of Tax Benefit Payment under Tax Receivable Agreement: [TEXT REDACTED]

Notice Address:

Scott Mulloy

101 North Tryon Street

Suite 900

Charlotte, NC 28246

Email: [TEXT REDACTED]

TIMOTHY PARSONS

in HIS CAPACITY as A CONSENTING EQUITY HOLDER

By:	/s/ Timothy Parson

Name:	Timothy Parsons

Number of shares of Class A Common Stock: [TEXT REDACTED]

Percentage (%) of Tax Benefit Payment under Tax Receivable Agreement: [TEXT REDACTED]

Notice Address:

Timothy Parsons

101 North Tryon Street

Suite 900

Charlotte, NC 28246

Email: [TEXT REDACTED]

Exhibit A

Milestones

Milestones

The Consenting Creditor’s and the Plan Sponsor’s support for the Restructuring Transactions shall be subject to the timely satisfaction of the following milestones (the “Milestones”), which may be extended with the prior written consent (email shall suffice, including from respective counsel) of the Company, the Consenting Creditor, and the Plan Sponsor:

1.            Solicitation of Prepackaged Plan. The Company agrees that on the first Business Day that is no later than one (1) day after the Support Effective Date, the Company shall commence solicitation on the Prepackaged Plan.

2.            Commencement of the Chapter 11 Cases. The Company further agrees that, on the first Business Day that is no later than three (3) Business Days after the Support Effective Date (the “Outside Petition Date,” and the date on which such filing occurs, the “Petition Date”), the Company shall file with the Bankruptcy Court voluntary petitions for relief under chapter 11 of title 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Cases.

3.            Filing of Prepackaged Plan and Disclosure Statement. The Company shall file the Prepackaged Plan, the Disclosure Statement, the Disclosure Statement Motion, a motion seeking approval of the DIP Orders, and the First Day Pleadings on the Petition Date.

4.            Interim Approval of the DIP Order. The Bankruptcy Court shall enter the interim DIP Order by no later than three (3) Business Days after the Petition Date.

5.            Approval of Disclosure Statement and Confirmation of Prepackaged Plan. The Bankruptcy Court shall enter the Confirmation Order by no later than thirty (30) calendar days after the Petition Date.

6.            Final Approval of the DIP Order. The Bankruptcy Court shall enter the final DIP Order by no later than thirty-five (35) calendar days after the Petition Date.

7.            Plan Effective Date. The Debtors shall cause the Plan Effective Date to occur no later than thirty-five (35) calendar days after the Petition Date; provided, however, that the Company, the Plan Sponsor, and the Consenting Creditor shall use commercially reasonable efforts to cause the Plan Effective Date to occur as soon as is practicable after the entry of the Confirmation Order (including seeking the waiver of any stay to consummate the Prepackaged Plan).

Exhibit B

Prepackaged Plan

Exhibit C

Funding Commitment Backstop Agreement

Exhibit D

Joinder Agreement

FORM OF JOINDER AGREEMENT FOR CONSENTING CREDITOR

This joinder agreement to the Restructuring Support Agreement, dated as of __________, 2023 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), between the Company and the Consenting Creditor, each as defined in the Agreement, is executed and delivered by ______________________________ (the “Joining Party”) as of ______________, 2023. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.            Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions thereof).

2.            Effectiveness. Upon (i) delivery of a signature page for this joinder and (ii) written acknowledgement by the Company, the Joining Party shall hereafter be deemed to be a “Consenting Creditor” and a “Party” for all purposes under the Agreement and with respect to any and all CRB Claims held by such Joining Party.

3.            Representations and Warranties. With respect to the aggregate principal amount of CRB Claims set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Creditor, as set forth in Section 8 of the Agreement to each other Party to the Agreement.

4.            Governing Law. This joinder agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this joinder to be executed as of the date first written above.

[JOINING PARTY]

By:

Name:

Title:

Principal amount of CRB Claims: $___________________________

Notice Address:

Attention:
Email:

Acknowledged:

SUNLIGHT FINANCIAL HOLDINGS INC.
(on behalf of the Company)

By:
Name:
Title:

[Signature Page to Joinder to Restructuring Support Agreement]